UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 7, 2009
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive Scottsdale AZ	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 7, 2009, the Compensation Committee of the Board of Directors of Matrixx Initiatives, Inc. (“Company”) approved for the fiscal year beginning April 1, 2009 annual base salaries and a bonus plan (the “2010 Plan”) for the Company’s executive officers, including the “named executive officers” included in the Company’s proxy statement relating to its August 26, 2008 annual meeting of shareholders (the “Named Executive Officers”).
Base Salaries
     On May 7, 2009, the Compensation Committee approved for the fiscal year beginning April 1, 2009 the following annual base salaries for each of the Company’s Named Executive Officers:

Name	Position	Base Salary
William J. Hemelt	Acting President, Chief Financial Officer, and Chief Operating Officer	$282,000
Timothy L. Clarot	Vice President, Research and Development	$239,372
James A. Marini	Vice President, Sales	$239,200
Timothy Connors	Vice President, Marketing	$226,600
     In addition to his base salary, Mr. Hemelt receives a monthly payment of approximately $11,300, effective May 7, 2008, in consideration of his continuing additional responsibilities as the Company’s Acting President and Chief Operating Officer, such payments to be made for so long as Mr. Hemelt retains such additional responsibilities and for such additional period, if any, as the Chairman of the Board may determine.
2010 Plan
     The Company’s compensation program has traditionally consisted of three major elements: base salary, performance-based annual incentives, and long-term incentives. The annual performance incentives were typically linked to the Company’s revenue and earnings objectives for the year. In recent years, the long-term incentives promoted retention versus prior or future performance and were in the form of annual restricted stock awards that vested in one-third increments over a three-year period, contingent upon the executive’s continued employment with the Company. The value of each of the restricted stock awards equaled one times the executive’s base salary divided by the closing price of the Company’s common stock on the date of grant.
     On May 7, 2009, the Compensation Committee approved the 2010 Plan, which restructures the incentive components of the Company’s compensation program. The 2010 Plan, which was developed with the assistance of an independent compensation consultant, seeks to balance short-term financial performance with critical operational and financial goals and provide an opportunity to recognize and reward individual contribution. The 2010 Plan provides for awards in a combination of cash and restricted stock. Under the 2010 Plan, award opportunities will be based on the Company’s achievement of specified revenue and earnings levels, gross margin and operating margin percentage levels, and strategic marketing goals for fiscal year 2010. The weightings for each of these categories are set forth below:

Performance Measure	Related Weighted Percentage
Company Revenue	25%
Company Earnings Per Share	25%
Gross Margin (%)	10%
Operating Margin (%)	10%
Strategic Marketing Goals	30%
The Compensation Committee, in its sole and absolute discretion, may reduce the payout for the achievement of strategic marketing goals by considering any factors it deems appropriate, which are expected to include individual performance.
     The target award potential for each Named Executive Officer equals a specified percentage of his base salary (similar to the cash component of prior incentive plans) plus an amount equal to his base salary (similar to the annual restricted stock grant component of the prior incentive plans). The Named Executive Officers have the following potential award opportunities under the 2010 Plan (expressed as a percentage of the officer’s base salary as of May 7, 2009):

Name	Award Opportunity

William J. Hemelt	Less than Threshold (0%) Threshold (70%) Target (140%) Maximum (280%)

Timothy L. Clarot	Less than Threshold (0%) Threshold (65%) Target (130%) Maximum (260%)

James A. Marini	Less than Threshold (0%) Threshold (65%) Target (130%) Maximum (260%)

Timothy Connors	Less than Threshold (0%) Threshold (65%) Target (130%) Maximum (260%)
Mr. Hemelt also receives the following potential award opportunity under the 2010 Plan (expressed as a percentage of the aggregate incremental monthly payments he receives during fiscal year 2010 for his service as the Company’s Acting President and Chief Operating Officer): Less than Threshold (0%); Threshold (72.5%); Target (145%); and Maximum (290%).
     If achievement results fall between the Threshold and Target levels or between the Target and Maximum levels, the percentages will be prorated. The payout for award opportunities will be 30% in cash compensation and 70% in equity compensation in the form of restricted stock. The restricted stock will vest 100% two years from the date of grant, contingent upon the Named

Executive Officer’s continued employment with the Company. All restricted shares that remain unvested upon a Named Executive Officer’s termination of employment (for any reason other than death or disability) will be forfeited to the Company. The number of restricted shares will be determined by dividing 70% of the award payout (the portion of the award paid in the form of restricted stock) by the closing price of the Company’s common stock on the date of grant.
Transitional Restricted Stock Awards
     Unlike the Company’s prior incentive programs, the 2010 Plan does not include an annual restricted stock award retention grant. To facilitate the Company’s transition to the 2010 Plan, on May 7, 2009, the Compensation Committee approved the following transitional grants of restricted stock to the Named Executive Officers:

Name	Number of Restricted Shares
William J. Hemelt	25,248
Timothy L. Clarot	14,473
James A. Marini	14,462
Timothy Connors	13,701
     The restricted shares were granted pursuant to the Company’s standard form of Restricted Stock Award Agreement, which provides for vesting according to the following schedule: one-third on the first anniversary of the date of grant; one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of grant. All restricted shares that remain unvested upon the Named Executive Officer’s termination of employment (for any reason other than death or disability) shall be forfeited to the Company. The value of each of the restricted stock awards equates to one time each of the Named Executive Officer’s base salary (noted above) divided by the closing price of the Company’s common stock on the date of grant, May 7, 2009. For this purpose, Mr. Hemelt’s base salary was deemed to be $417,600, representing his standard base salary plus the annualized value of his additional monthly payments for his service as the Company’s Acting President and Chief Operating Officer.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Acting President, Chief Financial Officer, and Chief Operating Officer

Date: May 12, 2009

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